EXHIBIT 99.1

Flushing Financial Corporation Appoints Alfred A. DelliBovi to Board of Directors

LAKE SUCCESS, N.Y., June 18, 2014 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Bank (the "Bank"), announced today the appointment of Alfred A. DelliBovi to its Board of Directors effective July 1, 2014. The announcement was made by John R. Buran, the Company's President and Chief Executive Officer, on behalf of the Company's Board of Directors.

Mr. Buran stated: "We are pleased that Alfred DelliBovi has agreed to join our Board of Directors. Mr. DelliBovi is a nationally recognized authority on banking, the lending industry, housing and public finance. He has held many prestigious positions in both the public and private sectors. We believe that Mr. DelliBovi will make a superb addition to the Company's Board of Directors and look forward to working with him and benefiting from his extensive experience." John E. Roe, Sr., Chairman of the Board, stated, "Al's broad experience in all aspects of banking from lending to controls to housing to regulation make him uniquely qualified in both knowledge and experience to be an outstanding member of the board."

Alfred A. DelliBovi recently retired as President and CEO of the Federal Home Loan Bank of New York. During his 21 year tenure at the helm of the Bank, he led a team of financial professionals growing the Bank tenfold to $120 billion in assets. Mr. DelliBovi was named to the Housing Commission of the Bipartisan Policy Center in Washington DC. He also served as a Board Member of the Regional Plan Association and Vice Chair of the Board of Pentegra Defined Contribution Plan for Financial Institutions. Mr. DelliBovi also served as Deputy Secretary of the U.S. Department of Housing and Urban Development. He was appointed by President Bush as Co-Chairman of the Presidential Task Force on Recovery in Los Angeles. Mr. DelliBovi also served as a senior official at the U.S. Department of Transportation in the Reagan Administration. Mr. DelliBovi served four terms as a member of the New York State Assembly where he specialized in banking issues.

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq:FFIC), with $4.8 billion in consolidated assets, is the holding company for Flushing Bank, a New York State chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, and public entities by offering a full complement of deposit, loan, and cash management services through its 17 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide.

Additional information on the Bank and Flushing Financial Corporation may be obtained by visiting the Company's website at http://www.flushingbank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

CONTACT: Maria A. Grasso
         Senior Executive Vice President, Chief Operating Officer
         Flushing Financial Corporation
         718-961-5400